SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  June 8, 2012 (June 7, 2012)

ISIS PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-19125	33-0336973
(Commission File No.)	(IRS Employer Identification No.)

2855 Gazelle Court

Carlsbad, CA 92010

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (760) 931-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.              Submission of Matters to a Vote of Security Holders.

Isis Pharmaceuticals, Inc. held its Annual Meeting of Stockholders on June 7, 2012.  The stockholders considered five proposals, each of which is described in more detail in the Company’s definitive proxy statement dated April 23, 2012.

Proposal 1:  Election of a director to hold office until the 2015 Annual Meeting:

	FOR	WITHHELD
Frederick T. Muto	61,856,307	5,083,807
Broker Non-Votes: 21,326,129

The foregoing candidate was elected having received affirmative votes by a majority of the votes of the shares represented in person or by proxy at the meeting and entitled to vote in the election of Directors.

Proposal 2:                                  Approve an amendment and restatement of the Isis Pharmaceuticals, Inc. 2002 Non-Employee Directors’ Stock Option Plan:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
62,826,326	3,997,455	116,333	21,326,129

The foregoing proposal was approved.

Proposal 3:                                  Approve an extension to the term of the Isis Pharmaceuticals, Inc. Amended and Restated 1989 Stock Option Plan such that the new term will end on January 31, 2024:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
62,936,733	3,882,685	120,696	21,326,129

The foregoing proposal was approved.

Proposal 4:                                  Approval, on an advisory basis, of the compensation paid to the Company’s executive officers, including the following resolution:

“RESOLVED, that Isis’ stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in this Proxy Statement for the 2012 Annual Meeting of stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission.”

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
42,075,944	24,732,013	132,157	21,326,129

The foregoing proposal was approved.

Proposal 5:                                  Ratify the Audit Committee’s selection of Ernst & Young LLP as independent auditors for our 2012 fiscal year:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
86,512,876	1,460,806	292,561	0

The foregoing proposal was approved.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ISIS PHARMACEUTICALS, INC.

Dated: June 7, 2012	By:	/s/ B. Lynne Parshall
B. LYNNE PARSHALL
Chief Operating Officer,
Chief Financial Officer and Director